                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                           Per-Se Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(PER-SE LOGO)

                                 March 25, 2005

Dear Stockholder:

     You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Per-Se Technologies, Inc. (the "Company") to be held at 10:00 a.m. local time on Wednesday, May 18, 2005, at the Pan Pacific San Francisco Hotel, 500 Post Street -- Union Square, San Francisco, California 94102.

     At the Annual Meeting, seven people will be elected to the Board of Directors. The Board of Directors recommends that you vote FOR the election of the seven nominees named in the Proxy Statement.

     In addition, the Company will ask the stockholders to ratify the appointment of the firm of Ernst & Young LLP as independent auditors of the Company for 2005. The Board of Directors recommends that you vote FOR ratification of the appointment of Ernst & Young LLP as independent auditors.

     Your vote is very important. Please vote by telephone, over the Internet or by completing and signing the proxy card and mailing it back even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously submitted your proxy. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          /s/ Philip M. Pead
                                          Philip M. Pead
                                          Chairman, President and Chief
                                          Executive Officer

Per-Se Technologies, Inc.          770/237-4300
1145 Sanctuary Parkway, Suite 200  877/73PER-SE toll free
Alpharetta, Georgia 30004          www.per-se.com

(PER-SE LOGO)

                           PER-SE TECHNOLOGIES, INC.
                       1145 SANCTUARY PARKWAY, SUITE 200
                           ALPHARETTA, GEORGIA 30004

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2005

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Per-Se Technologies, Inc. (the "Company") will be held at 10:00 a.m. local time on Wednesday, May 18, 2005, at the Pan Pacific San Francisco Hotel, 500 Post Street -- Union Square, San Francisco, California 94102:

          (1) To elect seven (7) directors;

          (2) To ratify the appointment of the firm of Ernst & Young LLP as independent auditors of the Company for 2005; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on March 21, 2005, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

     Your attention is directed to the Proxy Statement submitted with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Paul J. Quiner

                                          Paul J. Quiner
                                          Senior Vice President,
                                          General Counsel and Secretary

Alpharetta, Georgia
March 25, 2005

     PLEASE VOTE YOUR PROXY PROMPTLY VIA MAIL, THE INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. PLEASE REFER TO YOUR SPECIFIC VOTING INSTRUCTIONS ON THE ENCLOSED PROXY OR VOTING INSTRUCTIONS CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

                           PER-SE TECHNOLOGIES, INC.
                       1145 SANCTUARY PARKWAY, SUITE 200
                           ALPHARETTA, GEORGIA 30004
                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2005

                              GENERAL INFORMATION

     The enclosed form of proxy is solicited by the Board of Directors (the "Board") of Per-Se Technologies, Inc. (the "Company" or "Per-Se"), which has its principal executive offices at 1145 Sanctuary Parkway, Suite 200, Alpharetta, Georgia 30004, for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. local time on Wednesday, May 18, 2005, at the Pan Pacific San Francisco Hotel, 500 Post Street -- Union Square, San Francisco, California 94102, and any adjournment thereof. It is anticipated that this proxy statement ("Proxy Statement") and the accompanying proxy will first be mailed to stockholders on or about April 6, 2005.

     Only stockholders of record as of the close of business on March 21, 2005 (the "Record Date"), will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 30,207,646 shares of common stock, $.01 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. No cumulative voting rights are authorized and appraisal rights for dissenting stockholders are not applicable to the matters being proposed.

     When a proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted according to the recommendations of the Board. The Board's recommendations are set forth in this Proxy Statement with the descriptions of the matters to be voted on. In summary, the Board recommends a vote FOR each of the director nominees and FOR ratification of the appointment of Ernst & Young LLP as independent auditors. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the Annual Meeting and elects to vote in person, any previously executed proxy is thereby revoked, except that beneficial owners who hold their stock in street name cannot revoke their proxies in person at the meeting because the stockholders of record who have the right to cast the votes will not be present. If they wish to change their votes after returning voting instructions, such beneficial owners should contact their brokers or other agents before the Annual Meeting to determine whether they can do so.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The Company's Restated By-laws, as amended (the "By-laws"), provide that a quorum is present if the holders of a majority of the issued and outstanding stock of the Company entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present, and thus will have the effect of a vote against a proposal that requires the affirmative vote of a majority of the shares held by the stockholders present in person or by proxy and entitled to vote thereon. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented and even though the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will not have the effect of votes for or against matters presented for stockholder consideration.

     Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please check your proxy or voting instructions card to see which specific voting methods are available to you. Voting instructions are included on the proxy or voting instructions card. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote and to allow stockholders to confirm that their instructions have been properly recorded.

     Most stockholders can elect to view proxy statements, annual reports and other stockholder communications over the Internet instead of receiving paper copies in the mail. Information about making that election is available by following the instructions on your proxy card, or by following the prompts if voting over the Internet or by telephone. Please consider making that election when voting your proxy.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Board recommends the election of each of the nominees listed below for the office of director to hold office until the next Annual Meeting and until his successor is elected and qualified. All of such nominees are members of the present Board. Each of such nominees was elected by the stockholders at the last Annual Meeting, with the exception of John W. Clay, Jr., who was elected by the Board on October 28, 2004, and John W. Danaher, M.D., who was elected by the Board on December 3, 2004.

     The Board has no reason to believe that any of the director nominees will be unavailable for election as a director. If, however, at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than seven directors. The election of the nominees to the Board requires the affirmative vote of a plurality of the votes cast by stockholders present at the Annual Meeting in person or by proxy. With respect to the election of directors, stockholders may:
(i) vote "for" all of the director nominees, (ii) "withhold" authority to vote for all of the nominees, or (iii) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. Votes that are withheld will have no effect on the election of directors. Stockholders eligible to vote at the Annual Meeting do not have cumulative voting rights with respect to the election of directors.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
           STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE SEVEN NOMINEES
                         NAMED IN THIS PROXY STATEMENT

                               BOARD OF DIRECTORS

DIRECTOR NOMINEES

     The Company currently has nine directors, each of whom holds office until the Annual Meeting of Stockholders and until his successor is elected and qualified. All of the Company's directors are standing for reelection at the Annual Meeting, with the exception of Stephen A. George, M.D. and David R. Holbrooke, M.D., both of whom have informed the Company that they do not intend to stand for reelection at the Annual Meeting. Set forth below is the name of each nominee for election to the Board. Also set forth below as to each nominee is his age, the year in which he first became a director, a brief description of his principal occupation and business experience during the past five years, directorships of certain companies presently held by him, and certain other information, which information has been furnished by the respective nominees.

  JOHN W. CLAY, JR.
  Age 63
  Director since 2004

     Mr. Clay retired in December 2004 as Vice Chairman of SunTrust Banks, Inc., one of the nation's largest commercial banking organizations. In his capacity as Vice Chairman of SunTrust Banks he was responsible for SunTrust's four major geographic banking units, the Mid-Atlantic, Central, Carolinas and Florida regions, as well as the corporate and investment banking line of business and corporate sales and administration. He was elected Vice Chairman in August 2000. Previously, Mr. Clay was Executive Vice President and Managing Director of corporate and investment banking for SunTrust. Mr. Clay continues in an advisory and consulting role with SunTrust until his announced retirement in December 2005. Mr. Clay is a graduate of Vanderbilt University and the Stonier Graduate School of Banking at Rutgers University.

  JOHN W. DANAHER, M.D.
  Age 46
  Director since 2004

     Dr. Danaher is the President and Chief Executive Officer of QuickCompliance, Inc., a full-service e-learning company that enables healthcare and governmental organizations to address a comprehensive range of business imperatives. He has held that position since February 2001. From July 2000 until February 2001, Dr. Danaher was the President and Chief Operating Officer of HealthMarket, Inc., an on-line provider of consumer driven health plans. He served as an Executive Vice President with WebMD Corporation (Nasdaq: HLTH) from February 1999 to July 2000. Dr. Danaher earned undergraduate degrees from Trinity College and Bryn Mawr College. He earned his medical degree from Dartmouth Medical School, completed his residency and chief residency in Internal Medicine at Stanford University Medical Center and has also earned a M.B.A. from Stanford University.

  CRAIG MACNAB
  Age 49
  Director since 2002

     Mr. Macnab is a Director and the President and Chief Executive Officer of Commercial Net Lease Realty, Inc. (NYSE: NNN), a real estate investment trust that owns primarily single tenant net-leased retail properties. From 2000 until 2003, Mr. Macnab was the Chief Executive Officer of JDN Realty Corporation, an Atlanta-based REIT specializing in the development and management of retail shopping centers. From 1997 to 1999, Mr. Macnab was the President of Tandem Capital, a venture capital firm that provided growth capital, primarily mezzanine debt, to small public companies. Mr. Macnab's prior experience includes having been an investment banker for seven years at Lazard Freres & Co. in New York and six years at J.C. Bradford & Co., where he was co-head of the merger and acquisition department. Mr. Macnab also serves on the Board of Directors of Developers Diversified Realty Corporation, a self-administered and self-managed REIT operating as a fully integrated real estate company that acquires, develops, leases and manages shopping centers.

  DAVID E. MCDOWELL
  Age 62
  Director since 1996

     Mr. McDowell is the former Chairman and Chief Executive Officer of the Company. He served as Chairman of the Board from October 1996 to May 2003, and as Chief Executive Officer of the Company from October 1996 to July 1998. From 1992 to 1996, he was President, Chief Operating Officer and a director of McKesson Corporation. Prior to 1992, Mr. McDowell served for over 25 years as a senior executive at IBM, including as a Vice President and President of the National Services Division.

  PHILIP M. PEAD
  Age 52
  Director since 2000

     Mr. Pead is the Chairman, President and Chief Executive Officer of the Company. He has served as Chairman of the Board since May 2003, and as President and Chief Executive Officer of the Company since November 2000. From August 1999 to November 2000, Mr. Pead served as Executive Vice President and Chief Operating Officer of the Company. Mr. Pead joined the Company in April 1997 as a senior executive in the hospital software business and formed the Company's electronic transaction processing business segment in 1999. He served as the President of the hospital software business from May 1997 until August 1999. From May 1996 to April 1997, Mr. Pead was employed by Dun & Bradstreet Software as a senior executive with responsibility for international operations.

  C. CHRISTOPHER TROWER
  Age 56
  Director since 1997

     Mr. Trower, a member of the Georgia and Kentucky bars, is engaged in the private practice of law. Since June 1997, he has been the owner of the Atlanta law firm of electriclaw.com. From 1988 to June 1997, Mr. Trower was a partner in the Atlanta law firm of Sutherland, Asbill & Brennan.

  JEFFREY W. UBBEN
  Age 43
  Director since 2003

     Mr. Ubben is a founder and Managing Partner of VA Partners, L.L.C., the general partner of several investment partnerships. From 1995 to 2000, Mr. Ubben was a Managing Partner of Blum Capital. Prior to that, he was a portfolio manager for Fidelity Investments from 1987 to 1995. Mr. Ubben is also a member of the Board of Directors of Mentor Corporation, Martha Stewart Living Omnimedia, Inc. and Gartner, Inc.

INDEPENDENT DIRECTORS

     The Board consists of a substantial majority of independent directors, as independence is defined in National Association of Securities Dealers, Inc. ("NASD") Rule 4200(a)(15), the standard applicable to the Company as a Nasdaq-listed issuer. The directors that the Board has determined to be independent under NASD Rule 4200(a)(15) are John W. Clay, Jr., John W. Danaher, M.D., Stephen A. George, M.D., David R. Holbrooke, M.D., Craig Macnab, C. Christopher Trower, and Jeffrey W. Ubben. The independent directors meet regularly in executive sessions at which only independent directors are present, in accordance with NASD Rule 4350(c)(2).

     In May 2003, in connection with Philip M. Pead's election as the Company's Chairman of the Board, the Board established the position of Lead Independent Director. Mr. Trower currently serves as the Lead Independent Director. The primary duties of the Lead Independent Director are to chair meetings of the independent directors, to consult with the Chairman of the Board regarding Board meeting agendas, schedules and information flow, to facilitate communications between the independent directors, the Chairman and management, and to be of counsel to the Chairman and Chief Executive Officer.

COMMITTEES OF THE BOARD

     The Board has established four standing committees: the Audit, Compensation, Compliance, and Governance Committees. The Audit, Compensation and Governance Committees consist entirely of independent directors as defined by NASD Rule 4200(a)(15). The Compliance Committee consists of a majority of independent directors. The members and the Chairman of each committee are nominated by the Governance Committee (which also serves as a nominating committee) and are elected by the Board. All of the committees report on their activities to the Board.

     The Audit Committee of the Board (the "Audit Committee") is composed of Craig Macnab, Chairman, John W. Clay, Jr., David R. Holbrooke, M.D., and C. Christopher Trower, each of whom meet the requirements for audit committee membership set forth in NASD Rule 4350(d)(2), including the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board believes that the Chairman of the Audit Committee, Mr. Macnab, qualifies as an "audit committee financial expert" within the meaning of rules adopted by the Securities and Exchange Commission under Section 407 of the Sarbanes-Oxley Act of 2002. In addition, the Board believes that Mr. Macnab's past experience and background results in his financial sophistication within the meaning of NASD Rule 4350(d)(2). The Audit Committee has direct responsibility for the appointment, determination of compensation and oversight of the Company's independent auditors, oversight of management's fulfillment of its financial reporting and disclosure responsibilities, oversight of the Company's internal audit function, and maintenance of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A copy of the Charter of the Audit Committee, which specifies the items enumerated in NASD Rule 4350(d)(1), is posted in the corporate governance area of the investors section of the Company's Internet website at www.per-se.com, and is also attached hereto as Appendix A. The Audit Committee reviews and reassesses the adequacy of its Charter on an annual basis, in accordance with NASD Rule 4350(d)(1).

     The Compensation Committee of the Board (the "Compensation Committee") is composed of Jeffrey W. Ubben, Chairman, John W. Clay, Jr., John W. Danaher, M.D., Stephen A. George, M.D., David R. Holbrooke, M.D., and C. Christopher Trower, each of whom is independent as defined by NASD Rule 4200(a)(15). The duties of the Compensation Committee include determining all compensation, allowances and benefits for officers of the Company. The Committee makes such determination with respect to the Chief Executive Officer of the Company at a meeting in executive session, at which only members of the Compensation Committee are present. A copy of the Charter of the Compensation Committee, which addresses such determinations, is posted in the corporate governance area of the investors section of the Company's Internet website at www.per-se.com. The Compensation Committee's policies applicable to compensation of the Company's executive officers during 2004 are described herein under the caption "Compensation Committee Report on Executive Compensation."

     The Compliance Committee of the Board (the "Compliance Committee") is composed of John W. Danaher, M.D., Chairman, John W. Clay, Jr., Stephen A. George, M.D., Philip M. Pead, and C. Christopher Trower. The Compliance Committee has oversight responsibility for the Company's compliance with laws, rules and regulations applicable to the conduct of its medical billing and collection activities, electronic claims processing activities, and other aspects of its business operations, including compliance with regulations issued under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). The Compliance Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     The Governance Committee of the Board (the "Governance Committee") is composed of C. Christopher Trower, Chairman, John W. Clay, Jr., John W. Danaher, M.D., Stephen A. George, M.D., David R. Holbrooke, M.D., Craig Macnab, and Jeffrey W. Ubben, each of whom is independent as defined by NASD Rule 4200(a)(15). The Governance Committee is responsible for reviewing and assessing the composition and performance of the Board and formulating policies with respect to corporate governance. The Governance Committee also serves as a nominating committee to select nominees for election to the Board, and will consider nominees recommended by stockholders if such recommendations are submitted to the Board in accordance with the procedures specified in the By-laws for direct nominations of director candidates by stockholders. A description of those procedures is included herein under the caption "Stockholder Nominees."

     Nominees for Board membership must have appropriate business background and industry, technical and functional expertise related to the Company's products and services, and must meet the requirements of applicable Securities and Exchange Commission and Nasdaq rules regarding director and committee member qualification. The Governance Committee has, however, refrained from establishing more specific standing requirements for Board membership, because the specific skills and expertise required of Board members may vary from time to time, depending on the composition of the Board and an assessment of the needs of the Board and the Company at such time. The Governance Committee periodically examines the composition of the Board of Directors to determine whether the Board would better serve its purposes with the addition of one or more directors. If the Governance Committee determines that adding a new director is advisable, the Committee will initiate a search, working with other directors and management to identify qualified candidates. The Governance Committee identifies and evaluates all potential nominees for director, including any nominees that may be recommended by stockholders, on a case-by-case basis and it has not established any differences in the manner in which it evaluates nominees based on whether the nominee is recommended by a stockholder. Copies of the Charter of the Governance Committee and the Company's Corporate Governance Guidelines, which address the Governance Committee's director nominations function and related matters, are posted in the corporate governance area of the investors section of the Company's Internet website at www.per-se.com.

MEETINGS IN 2004; ATTENDANCE

     During 2004, the Board met fourteen (14) times, the Audit Committee met twenty-seven (27) times, the Compensation Committee met eight (8) times, the Compliance Committee met four (4) times and the Governance Committee met five
(5) times. Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board and all committees on which he served. Each Board member is expected to attend the Annual Meetings of Stockholders of the Company, and all of the then incumbent directors attended the Company's 2004 Annual Meeting of Stockholders.

NON-EMPLOYEE DIRECTORS' COMPENSATION

     The Company maintains a non-employee director compensation plan, which is intended to compensate non-employee members of the Board fairly for their talents and time spent on behalf of the Company. The plan provides both cash and equity compensation. The cash compensation consists of an annual retainer for Board membership in the amount of $16,000, and a fee in the amount of $1,000 for each Board meeting attended. In addition, the Lead Independent Director and the Board committee chairmen receive annual retainers, and the members of the committees including the committee chairmen receive fees for each committee meeting attended. The annual retainer for the Lead Independent Director is $32,000, the annual retainer for the Audit Committee chair is $4,000, the annual retainer for the Compensation Committee chair is $3,000, and the annual retainer for the other committee chairs is $2,000. The Audit Committee meeting fee is $2,000 per meeting attended, and the meeting fee for the other committees is $1,000 per meeting attended.

     The Company reimburses each director for out-of-pocket expenses associated with each Board or committee meeting attended and for each other business meeting at which the Company has requested the director's presence.

     Non-employee directors may elect to defer receipt and taxation of their cash fees and retainers by participating in the Company's Deferred Stock Unit Plan (the "Deferred Stock Unit Plan"), under which each non-employee director of the Company and certain selected key employees are permitted to defer cash compensation in the form of deferred "stock units," each of which is deemed to be equivalent to one share of Common Stock. At a designated future distribution date selected by the participant, the stock units accumulated in the participant's account under the Deferred Stock Unit Plan will be distributed in the form of Common Stock, and will be taxable to the participant at that time based on the fair market value of the Common Stock.

     As of March 21, 2005, the non-employee directors participating in the Deferred Stock Unit Plan and the total deferred stock units accumulated by each of them were as follows:

                                                                DEFERRED
NAME                                                           STOCK UNITS
----                                                           -----------
Stephen A. George, M.D. ....................................      4,858
Craig Macnab................................................     14,220
C. Christopher Trower.......................................     34,900

     The equity compensation under the non-employee director compensation plan consists of an initial grant of 10,000 stock options (upon first election or appointment to the Board) and an annual grant of 10,000 stock options for each year of service thereafter. Such options are granted under the Amended and Restated Per-Se Technologies, Inc. Non-Employee Director Stock Option Plan (the "Director Stock Option Plan").

             DIRECTOR AND EXECUTIVE OFFICER COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of March 21, 2005, by (i) each of the Company's directors, (ii) the Company's named executive officers (as defined herein under the caption "Certain Information Regarding Executive Officers -- Executive Compensation"), and (iii) such directors and all executive officers as a group.

                                                               BENEFICIAL     PERCENT
NAME                                                          OWNERSHIP(1)    OF CLASS
----                                                          ------------    --------
John W. Clay, Jr. ..........................................          --           *
John W. Danaher, M.D. ......................................          --           *
Stephen A. George, M.D. ....................................      34,858(2)        *
David R. Holbrooke, M.D. ...................................      57,163(3)        *
Craig Macnab................................................      44,220(4)        *
David E. McDowell...........................................   1,263,150(5)      4.1%
Philip M. Pead..............................................   1,340,036(6)      4.3%
C. Christopher Trower.......................................      91,918(7)        *
Jeffrey W. Ubben............................................   5,392,472(8)     17.8%
Chris E. Perkins............................................     470,149(9)      1.5%
Philip J. Jordan............................................      95,500(10)       *
Paul J. Quiner..............................................     160,167(11)       *
Patrick J. Leonard..........................................      33,976(12)       *
David F. Mason..............................................      36,801(13)       *
All executive officers and directors as a group (15
  persons)..................................................   9,020,410(14)    27.2%

---------------

  *  Beneficial ownership represents less than 1% of the outstanding Common
     Stock.

 (1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.
 (2) Includes 30,000 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan. Also includes 4,858 deferred stock units credited under the Deferred Stock Unit Plan.
 (3) Includes 500 shares held in a bank account for the benefit of Dr. Holbrooke's son. Also includes 56,663 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan.
 (4) Includes 30,000 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan. Also includes 14,220 deferred stock units credited under the Deferred Stock Unit Plan.
 (5) Includes 7,100 shares held in a trust for Mr. McDowell's son. Also includes 777,572 shares that are not currently outstanding, but which may be acquired under the Second Amended and Restated Per-Se Technologies, Inc. Stock Option Plan, as amended (the "Executive Stock Option Plan").
 (6) Includes 2,716 shares held by family members, for which Mr. Pead disclaims beneficial ownership. Also includes 1,029,169 shares that are not currently outstanding, but which may be acquired under the Executive Stock Option Plan, 163,332 shares that are not currently outstanding, but which may be acquired under the Per-Se Technologies, Inc. Non-Qualified Stock Option Plan for Non-Executive

     Employees, as amended (the "Employee Stock Option Plan"), and 17,948 deferred stock units credited under the Deferred Stock Unit Plan.
 (7) Includes 1,883 shares held by family members, for which Mr. Trower disclaims beneficial ownership. Also includes 54,665 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan, and 34,900 deferred stock units credited under the Deferred Stock Unit Plan.
 (8) Includes 10,000 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan. Also includes 5,382,472 shares beneficially owned by VA Partners, L.L.C. as general partner of ValueAct Capital Partners, L.P. and ValueAct Capital Partners II, L.P., and as investment advisor of ValueAct Capital International, Ltd. Mr. Ubben is attributed beneficial ownership of these shares as a managing partner of VA Partners, L.L.C., but disclaims beneficial ownership except to the extent of his pecuniary interest in each fund.
 (9) Includes 345,003 shares that are not currently outstanding, but which may be acquired under the Executive Stock Option Plan, and 100,000 shares that are not currently outstanding, but which may be acquired under the Employee Stock Option Plan. Also includes 24,479 deferred stock units credited under the Deferred Stock Unit Plan.
(10) Consists of 95,500 shares that are not currently outstanding, but which may be acquired under the Executive Stock Option Plan.
(11) Consists of 159,167 shares that are not currently outstanding, but which may be acquired under the Executive Stock Option Plan.
(12) Consists of 33,976 shares that are not currently outstanding, but which may be acquired under the Employee Stock Option Plan.
(13) Consists of 36,801 shares that are not currently outstanding, but which may be acquired under the Employee Stock Option Plan.
(14) Includes 181,328 shares that are not currently outstanding, but which may be acquired under the Director Stock Option Plan; 2,406,411 shares that are not currently outstanding, but which may be acquired under the Executive Stock Option Plan; 334,109 shares that are not currently outstanding, but which may be acquired under the Employee Stock Option Plan; and 96,405 deferred stock units credited under the Deferred Stock Unit Plan.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth certain information concerning each person known to the Board to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of the Common Stock.

                                                                 SHARES
                                                              BENEFICIALLY   PERCENT
NAME AND ADDRESS                                                OWNED(1)     OF CLASS
----------------                                              ------------   --------
VA Partners, L.L.C., and affiliates(2)......................   5,382,472       17.8%
  One Maritime Plaza, Suite 1400, San Francisco, CA 94111
FMR Corp.(3)................................................   4,520,139       14.9%
  82 Devonshire Street, Boston, MA 02109
Basil P. Regan(4)...........................................   2,178,132        7.2%
  c/o Regan Partners, L.P., 32 East 57th Street, 20th Floor,
     New York, NY 10022
Regan Partners, L.P.(5).....................................   1,538,468        5.1%
  32 East 57th Street, 20th Floor, New York, NY 10022
AMVESCAP PLC(6).............................................   2,926,748        9.7%
  11 Devonshire Square, London EC2M 4Y4R, England
Wellington Management Company, LLP(7).......................   2,506,015        8.3%
  75 State Street, Boston, MA 02109
Wachovia Corporation(8).....................................   1,960,298        6.5%
  One Wachovia Center, Charlotte, NC 28288

---------------

(1) See Note (1) under "Director and Executive Officer Common Stock Ownership."
(2) The number of shares reported was derived from a Schedule 13F-HR filed on February 14, 2005 by VA Partners, L.L.C., ("VA Partners"). Shares reported as being beneficially owned by VA Partners are also beneficially owned in whole or in part by its affiliates ValueAct Capital Partners, L.P., ValueAct Capital Partners II, L.P., ValueAct Capital International, Ltd., Jeffrey W. Ubben, George F. Hamel, Jr. and Peter H. Kamin.
(3) The number of shares reported and the information included in this footnote were derived from a Schedule 13G/A filed on February 14, 2005 by FMR Corp. ("FMR"). Edward C. Johnson, III, as Chairman of FMR, and Abigail Johnson, as a Director of FMR, are deemed beneficial owners of the 4,520,139 shares of such common stock and jointly executed the Schedule 13G/A. FMR reports that it has sole voting power over 1,188,282 shares and sole dispositive power over 4,520,139 shares. FMR also reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares of common stock. Fidelity Management & Research Company ("Fidelity") is a wholly-owned subsidiary of FMR and a registered investment adviser. Fidelity is the beneficial owner of 3,342,057 shares or 11.06% of such outstanding common stock as a result of acting as investment adviser to various investment companies (the "Fidelity Funds"). The ownership of one such investment company, Fidelity Small Cap Stock Fund, amounted to 2,611,800 shares or 8.65% of the Company's total outstanding common stock. Mr. Johnson and FMR, through its control of Fidelity, each has sole power to dispose of 3,342,057 shares owned by the Fidelity Funds. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 1,178,082 shares or 3.9% of the Company's outstanding common stock as a result of serving as investment manager of institutional account(s). Mr. Johnson and FMR, through its control of FMTC, each has sole dispositive power over 1,178,082 shares and sole power to vote or to direct the voting of 1,178,082 shares owned by the institutional account(s).
(4) The number of shares reported was derived from a Schedule 13G/A filed on February 14, 2005 by Regan Partners, L.P. and Basil P. Regan. Mr. Regan reports that he has sole voting power and sole dispositive power over 83,398 shares, shared voting power over 2,094,734 shares, and shared dispositive power over 2,178,132 shares. The number reported does not reflect the sale of 200,000 shares by Regan Partners, L.P. to the Company on March 11, 2005. See "Certain Relationships and Related Transactions."
(5) The number of shares reported was derived from a Schedule 13G/A filed on February 14, 2005 by Regan Partners, L.P. and Basil P. Regan. Regan Partners, L.P. reports that it has shared voting power and shared dispositive power over the 1,538,468 shares. The number reported does not reflect the sale of 200,000 shares by Regan Partners, L.P. to the Company on March 11, 2005. See "Certain Relationships and Related Transactions."
(6) The number of shares reported was derived from a Schedule 13G filed on February 15, 2005 by AMVESCAP PLC ("AMVESCAP"). AMVESCAP reports that it has sole voting power over 2,926,748 shares and sole dispositive power over 2,926,748 shares, and that such shares are held by the following subsidiaries in the following respective amounts: Atlantic Trust Company, N.A., 9,000 shares, INVESCO Institutional (N.A.), 45,300 shares, and Stein Roe Investment Counsel, Inc., 2,872,448 shares.
(7) The number of shares reported was derived from a Schedule 13G/A filed on February 14, 2005 by Wellington Management Company, LLP ("WMC"). WMC reports that it has shared voting power over 2,047,255 shares and shared dispositive power over 2,451,915 shares.
(8) The number of shares reported was derived from a Schedule 13G filed on February 14, 2005 by Wachovia Corporation ("Wachovia"). Wachovia reports that it has sole voting power over 1,960,057 shares and sole dispositive power over 1,397,698 shares. Wachovia reports that these shares are held by certain of its subsidiaries: Wachovia Securities, LLC and Evergreen Investment Management Company, as investment advisors for mutual funds and/or other clients, and Wachovia Bank, N.A., in a fiduciary capacity for its respective customers.

                CERTAIN INFORMATION REGARDING EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company as of December 31, 2004 (collectively, the "named executive officers") for 2004, 2003 and 2002.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                      ----------------------------------------   -----------------------------
                                                                    OTHER                           SECURITIES
                                                                   ANNUAL        RESTRICTED STOCK   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITIONS   YEAR    SALARY       BONUS      COMPENSATION(1)      AWARDS(2)        OPTIONS     COMPENSATION(3)
----------------------------   ----   --------   -----------   ---------------   ----------------   ----------   ---------------
Philip M. Pead...............  2004   $439,423    $     --              --                 --        250,000         $13,798
Chairman, President and        2003    365,385     108,000              --                 --             --          13,896
Chief Executive Officer        2002    353,077     176,539              --           $109,663             --          12,870

Chris E. Perkins.............  2004    309,615     120,000              --              9,000        100,000          16,207
Executive Vice President       2003    250,000     222,000(4)           --             14,375             --          15,749
and Chief Financial Officer    2002    250,000     115,000        $ 37,599             70,097             --          14,592

Philip J. Jordan.............  2004    232,922      60,000              --                 --        150,000          10,183
President of the Company's     2003    102,981(5)    82,385(6)     119,014                 --        290,000           1,620
Hospital Services Division     2002         --          --              --                 --             --              --

Paul J. Quiner...............  2004    232,885      90,000              --                 --        150,000          12,051
Senior Vice President          2003    205,000      65,600              --                 --             --           5,415
and General Counsel            2002    194,038      58,093              --                 --         25,000           5,797

Patrick J. Leonard...........  2004    221,060      60,000              --                 --         70,000          11,182
President, Physician           2003    184,851      25,568              --                 --             --           9,033
Services Specialty             2002    184,974      55,410              --                 --             --           7,152
Operations

David F. Mason...............  2004    193,769     196,000(7)           --                 --         50,000          14,031
President, Physician           2003    162,154       3,648              --                 --             --          13,595
Services, Academic and         2002    149,615      50,000              --                 --             --          12,236
Multi-Specialty Operations

---------------

(1) In accordance with rules of the Securities and Exchange Commission, amounts of perquisites and other personal benefits that did not exceed the lesser of $50,000 or 10% of the named executive officer's total annual salary and bonus have been omitted. The amount shown for Mr. Perkins for 2002 includes reimbursement of $12,610 for an apartment maintained until October 2002 near the Company's headquarters, and $13,086 for automobile expenses. The amount shown for Mr. Jordan for 2003 reflects a payment made to assist Mr. Jordan in relocating himself and his family from London, England, to Atlanta, Georgia.

(2) Represents enhancement bonuses paid in the form of unvested deferred stock units (restricted stock equivalents) granted under the Deferred Stock Unit Plan, which vest at the rate of 20% each year over a period of five years. Any dividend equivalents paid on such units would be converted to additional deferred stock units that vest on the same schedule as the units with respect to which they were granted. As of December 31, 2004, the aggregate unvested deferred stock units held by each of the named executive officers was as follows: 5,384 units valued at $85,235 for Mr. Pead; and 5,685 units valued at $89,992 for Mr. Perkins. No units were held by Messrs. Jordan, Quiner, Leonard or Mason.

(3) Includes amounts paid by the Company on behalf of each named executive officer for matching 401(k) plan contributions, and life, dental, medical, vision and/or short-term disability insurance premiums. Company contributions under the 401(k) plan for the 2004 fiscal year were $6,000 for each of Messrs. Pead, Perkins, Quiner and Leonard, and $3,900 for Mr. Mason. No such contributions were made to Mr. Jordan. The amount of life, dental, medical, vision and/or short-term disability insurance premiums paid for each of the named executive officers for the 2004 fiscal year was as follows: $7,798 for

    Mr. Pead, $10,207 for Mr. Perkins, $10,183 for Mr. Jordan, $6,051 for Mr. Quiner, $5,182 for Mr. Leonard, and $10,131 for Mr. Mason.

(4) Includes a $150,000 payment made in satisfaction of an outstanding signing compensation obligation under Mr. Perkins' employment agreement.

(5) Reflects salary payments commencing as of the date of Mr. Jordan's employment by the Company in July 2003.

(6) Reflects non-discretionary 2003 incentive compensation paid to Mr. Jordan pursuant to the terms of his employment agreement.

(7) Includes a $146,000 sales commission paid in 2004.

STOCK OPTION GRANTS

     The following table sets forth information with respect to the stock options granted to each of the named executive officers during 2004.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                                 ---------------------------------------------------
                                               PERCENT OF                              POTENTIAL REALIZABLE VALUE
                                 NUMBER OF       TOTAL                                   AT ASSUMED ANNUAL RATES
                                 SECURITIES     OPTIONS                                OF STOCK PRICE APPRECIATION
                                 UNDERLYING    GRANTED TO     EXERCISE                     FOR OPTION TERM(2)
                                  OPTIONS     EMPLOYEES IN   PRICE (PER   EXPIRATION   ---------------------------
                                  GRANTED         2004       SHARE)(1)       DATE          5%             10%
                                 ----------   ------------   ----------   ----------   -----------   -------------
Philip M. Pead.................    83,334         5.44%        $12.70      5/18/15      $751,782      $1,961,231
                                   83,333         5.44%        $13.97      5/18/15       645,940       1,855,374
                                   83,333         5.44%        $15.37      5/18/15       529,274       1,738,708

Chris E. Perkins...............    33,334         2.18%        $12.70      5/18/15       300,716         784,502
                                   33,333         2.18%        $13.97      5/18/15       258,374         742,145
                                   33,333         2.18%        $15.37      5/18/15       211,708         695,479

Philip J. Jordan...............    50,000         3.26%        $12.70      5/18/15       451,065       1,176,729
                                   50,000         3.26%        $13.97      5/18/15       387,565       1,113,229
                                   50,000         3.26%        $15.37      5/18/15       317,565       1,043,229

Paul J. Quiner.................    50,000         3.26%        $12.70      5/18/15       451,065       1,176,729
                                   50,000         3.26%        $13.97      5/18/15       387,565       1,113,229
                                   50,000         3.26%        $15.37      5/18/15       317,565       1,043,229

Patrick J. Leonard.............    50,000         3.26%        $14.02      3/09/15       497,983       1,299,127
                                    6,667         0.44%        $12.70      5/18/15        60,145         156,905
                                    6,667         0.44%        $13.97      5/18/15        51,678         148,438
                                    6,666         0.44%        $15.37      5/18/15        42,338         139,083

David F. Mason.................    30,000         1.96%        $14.02      3/09/15       298,790         779,476
                                    6,667         0.44%        $12.70      5/18/15        60,145         156,905
                                    6,667         0.44%        $13.97      5/18/15        51,678         148,438
                                    6,666         0.44%        $15.37      5/18/15        42,338         139,083

---------------
(1) All options were granted at an exercise price equal to or in excess of the fair market value of the Common Stock on the date of grant. Such options expire eleven years after the date of grant, and generally vest over a three-to-five year period.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

STOCK OPTION EXERCISES

     None of the named executive officers exercised any stock options during 2004, with the exception of Mr. Leonard. The table below shows the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by the named executive officers as of December 31, 2004. The table also reflects the values for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the Common Stock on December 31, 2004.

         AGGREGATED OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                         NUMBER OF                  OPTIONS AT DECEMBER 31,           MONEY OPTIONS AT
                       COMMON SHARES                         2004                     DECEMBER 31, 2004
                        ACQUIRED ON     VALUE     ---------------------------   -----------------------------
NAME                     EXERCISE      REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                   -------------   --------   -----------   -------------   ------------   --------------
Philip M. Pead.......         --            --      955,000        599,998       $7,695,911      $3,632,150
Chris E. Perkins.....         --            --      365,002        209,998        3,476,719       1,180,450
Philip J. Jordan.....         --            --       58,000        382,000          134,560         810,740
Paul J. Quiner.......         --            --      116,667        158,333        1,087,802         316,398
Patrick J. Leonard...      8,143       $56,515        5,132         84,352            2,478         257,101
David F. Mason.......         --            --       16,850         59,899          158,998         180,488

                             EMPLOYMENT AGREEMENTS

     In November 2000, in connection with his promotion to President and Chief Executive Officer of the Company, the Company and Philip M. Pead entered into a three-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Pead will be paid a base salary of $310,000 per year, subject to adjustments in the normal course of business, and that he is eligible for an annual incentive compensation payment of up to 100% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Pead's employment other than for cause or by Mr. Pead for "good reason," Mr. Pead is entitled to severance consideration equal to two years of salary continuation at his then current salary level, but without the right to receive any incentive bonus payments, and two years of health and welfare benefits continuation. In the event Mr. Pead's employment is terminated in connection with a change in control, he is entitled to receive a severance payment equal to two years of salary and benefits, including incentive bonus payments. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Board. In all such events of termination, Mr. Pead is entitled to a tax equalization payment with respect to any tax that may be imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company also agreed to loan Mr. Pead the amount of $250,000 to purchase shares of Common Stock, and Mr. Pead used that amount in November 2000 to purchase an aggregate of 74,000 shares of Common Stock. The loan is evidenced by a promissory note executed by Mr. Pead and secured by those shares. Its terms are described herein under the caption "Certain Relationships and Related Transactions." In May 2003, in connection with Mr. Pead's election as Chairman of the Board, the employment agreement was amended to extend its term for three years, to increase his base salary to $375,000, and to provide that he is eligible for a bonus payment of up to 130% of his base salary. As a result of subsequent evaluations by the Board of Mr. Pead's performance and reviews by the Compensation Committee of his compensation, Mr. Pead's base salary was increased to $425,000 effective as of January 1, 2004, and to $500,000 effective as of January 14, 2005.

     In April 2000, the Company and Chris E. Perkins, then the Senior Vice President, Corporate Development of the Company, entered into a three-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Perkins will be paid a base salary of $230,000 per year, subject to adjustments in the normal course of business, and that he is eligible for an annual incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Perkins' employment other than for cause or by Mr. Perkins for "good reason," Mr. Perkins is entitled to elect severance consideration equal to the greater of two years of salary or his then current monthly salary multiplied by the number of months remaining in the initial term of the agreement, in each case excluding any incentive bonus payments, plus benefit continuation for the lesser of eighteen months and the number of months remaining in the initial term of the agreement. In the event Mr. Perkins' employment is terminated in connection with a change in control, he is entitled to receive a severance payment equal to two years of salary, including incentive bonus payments. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity or certain changes in the composition of the Board. Mr. Perkins also received options to purchase up to 100,000 shares of Common Stock, and a commitment from the Company to provide $150,000 to Mr. Perkins as signing compensation to be earned upon the completion of two years of service with the Company. In February 2001, in connection with his promotion to Executive Vice President and Chief Financial Officer of the Company, the employment agreement was amended to increase Mr. Perkins' base salary to $250,000, and to provide for Mr. Perkins to receive options to purchase an additional 100,000 shares of Common Stock. As provided in the agreement, the term thereof has continued in effect beyond the initial three-year term for successive one-year terms. The current term of the agreement extends to April 2, 2006. Beginning with the Company's 2003 incentive compensation plan, Mr. Perkins is eligible for a bonus payment of up to 100% of his base salary. His base salary beginning effective January 14, 2005, is $325,000.

     In July 2003, the Company and Philip J. Jordan, a Senior Vice President of the Company and President of the Company's Hospital Services Division, entered into a one-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Jordan will be paid a base salary of $225,000 per year (subject to adjustments by any increases given in the normal course of business), and that he is eligible for an annual incentive compensation payment of up to 80% of his base salary, payable at the discretion of the Board; provided, however, that his incentive compensation for 2003 is not discretionary but is instead payable pro-rated based on the number of months he is employed by the Company during 2003. Upon early termination of Mr. Jordan's employment other than for cause or by Mr. Jordan for "good reason," Mr. Jordan is entitled to receive a severance payment equal to his then current monthly salary multiplied by the greater of the number of months remaining in the term of the agreement or twelve, in each case excluding any incentive bonus payments, and he is also entitled to continuation of certain health and welfare benefits. In the event Mr. Jordan's employment is terminated in connection with a change in control, he is entitled to receive a severance payment equal to one year of salary continuation at his then current base salary, or the payments due and owing to him under the remaining term of the agreement, whichever is greater. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity. Mr. Jordan also received options to purchase up to 290,000 shares of Common Stock. His base salary beginning effective January 14, 2005, is $275,000.

     In May 2001, the Company and Paul J. Quiner, the Senior Vice President and General Counsel of the Company, entered into a two-year employment agreement, which contains certain non-competition, non-solicitation and change in control provisions. That agreement provides that Mr. Quiner will be paid a base salary of $190,000 per year (subject to adjustments by any increases given in the normal course of business), and that he is eligible for an annual incentive compensation payment of up to 60% of his base salary, payable at the discretion of the Board. Upon early termination of Mr. Quiner's employment other than for cause or by Mr. Quiner for "good reason," Mr. Quiner is entitled to receive a severance payment equal to his then current monthly salary multiplied by the greater of the number of months remaining in the term of the agreement or twelve, in each case excluding any incentive bonus payments, and he is also entitled to continuation of certain health and welfare benefits. In the event Mr. Quiner's employment is terminated in connection with a change in control, he is entitled to receive a severance payment equal to one year of salary continuation at his then current base salary, or the payments due and owing to him under the remaining term of the agreement, whichever is greater. A "change in control" is generally defined in the agreement as any consolidation, merger, reorganization or other transaction in which the Company is not the surviving entity. Mr. Quiner also received options to purchase up to 100,000 shares of Common Stock. As provided in the agreement, the term thereof has continued in effect beyond the initial two-year term for successive one-year terms. The current term of the agreement extends to May 31, 2006. Beginning with the Company's 2003 incentive compensation plan, Mr. Quiner is eligible for a bonus payment of up to 80% of his base salary. His base salary beginning effective January 14, 2005, is $245,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Set forth below is certain information as of March 21, 2005, regarding an outstanding loan made in November 2000 pursuant to the employment agreement between the Company and Philip M. Pead.

                                                      LARGEST AGGREGATE AMOUNT   BALANCE AS
NAME AND POSITION           NATURE OF INDEBTEDNESS      OUTSTANDING IN 2004      OF 3/21/05   INTEREST
-----------------          ------------------------   ------------------------   ----------   --------
Philip M. Pead, Chairman,
  President and Chief
  Executive Officer......  Common Stock purchase(1)           $250,000            $250,000      (2)

---------------

(1) The loan is secured by an aggregate of 74,000 shares of Common Stock, and is payable in full upon the earlier to occur of the termination of Mr. Pead's employment or the sale of all or any part of those shares.

(2) The terms of the loan provide that any overdue payment shall bear interest at a rate equal to the rate of interest then imputed by the Internal Revenue Service plus 4% per annum, or the maximum rate permitted by law, whichever is lower, but such terms do not otherwise require the payment of interest.

     On March 9, 2005, the Company announced that the Board has authorized the repurchase of up to 1 million shares of the outstanding Common Stock. Under the share repurchase program, the Company may repurchase shares from time to time at management's discretion in the open market, by block purchase, in privately negotiated transactions or as otherwise allowed by securities laws and regulations. Any shares repurchased will be placed into treasury to be used for general corporate purposes. The actual number and timing of shares to be repurchased will depend on market conditions and certain SEC rules. Repurchases may be discontinued at any time. On March 11, 2005, the Company purchased 200,000 shares of the outstanding Common Stock from Regan Partners, L.P., in a privately negotiated transaction at a price of $15.39 per share, in cash. Regan Partners, L.P. is a holder of more than five percent of the Common Stock. The purchase price for those shares was the opening price for shares of the Common Stock on that date on the Nasdaq National Market. The transaction was negotiated by Philip M. Pead, the Company's Chairman, President and Chief Executive Officer, and Basil P. Regan, the General Partner of Regan Partners, L.P.

                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than 10% percent of the Common Stock to file certain reports with respect to each such person's beneficial ownership of the Common Stock, including statements of changes in beneficial ownership on Form 4. In addition, Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by
Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto, for such persons there were no late reports, no transactions that were not reported on a timely basis, and no known failures to file a required form, except that a Form 4 reporting a transaction by Dr. Holbrooke on December 1, 2004, was inadvertently filed late.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described earlier in this Proxy Statement, the Company has a Compensation Committee, which is composed of Jeffrey W. Ubben, Chairman, John W. Clay, Jr., John W. Danaher, M.D., Stephen A. George, M.D., David R. Holbrooke, M.D., and C. Christopher Trower. None of the members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries during the last fiscal year, or at any other time, and none of the members of the Compensation Committee had any relationship with the Company during the last fiscal year requiring disclosure under Item 404 of Regulation S-K. During the last fiscal year, none of our executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Board of Directors or our Compensation Committee.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     As of the date hereof, the Compensation Committee consists of the six independent directors whose names appear below. The Compensation Committee's policies applicable to compensation of the Company's executive officers (including the named executive officers) during 2004 are described below.

     Compensation Components and Philosophy. The components of the Company's executive compensation program consist of base salaries, benefits and perquisites, cash bonuses, stock options, and other long-term incentives. The Company's compensation program is structured and administered to support the Company's business mission, which is to enable physicians and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare, and in so doing to generate favorable returns for its stockholders. The program is designed to provide total compensation that represents competitive compensation for the Company's executive officers, including incentive compensation and other long-term incentives that motivate the Company's executive officers to achieve strategic business objectives over the long term.

     Base Salary. Each executive officer's base salary, including the base salary of the Chief Executive Officer, is based primarily upon the competitive market for the executive officer's services. In addition to competitive compensation information, the Compensation Committee evaluates certain qualitative factors, such as the Chief Executive Officer's and the Compensation Committee's perceptions of each executive officer's performance (i.e., experience, responsibilities assumed, demonstrated leadership ability, and overall effectiveness) during the preceding year. Other factors considered by the Compensation Committee in evaluating base salary include the level of an executive's compensation in relation to other executives in the Company with the same, more and less responsibilities than the particular executive, inflation, the performance of the executive's division or group in relation to established operating budgets, and the Company's guidelines for salary increases for non-executive employees determined during the Company's annual budgeting and planning process. Additionally, for executive officers, compensation arrangements are often set forth in employment contracts with specified terms.

     Cash Bonus Awards. Each executive officer is eligible to receive an annual cash bonus award. These cash bonuses generally are paid pursuant to an incentive compensation plan established at the beginning of each fiscal year in connection with the Company's preparation of its annual operating budget for such year. The amounts of such awards are based on the performance of the Company, the performance of the business units reporting to the executive, and the performance of the executive, measured in each case against attainment of established objectives.

     Stock Option Awards. The Company maintains stock option plans that are designed to align executives' and stockholders' interests in the enhancement of stockholder value. Stock options are granted under these plans by the Compensation Committee. Executive officers, including the Chief Executive Officer, are eligible to receive options under these plans. To encourage long-term performance, executive options typically vest over a three to five year period and remain outstanding for ten to eleven years.

     In making its decisions to approve stock option awards to executives, the Compensation Committee evaluates the Company's consolidated profitability for the year, the Company's growth plans, the desirability of long-term service from an executive, the number of options held by other executives in the Company with similar responsibilities as the executive at issue, the amount and terms of options already held by the executive, and the compensation practices of the Company's competitors.

     Deductibility of Certain Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation in excess of $1 million in any taxable year that is paid to the corporation's chief executive officer or to the four other most highly compensated executive officers. The Company's compensation plans permit the grant of stock options and other awards that are fully deductible under Section 162(m). It is the Compensation Committee's intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent. No executive of the Company received compensation in 2004 that was subject to the Section 162(m) limitation.

     Chief Executive Officer Compensation. Mr. Pead's compensation is paid in accordance with the terms of his employment agreement, the terms of which are described elsewhere in this Proxy Statement. Mr. Pead's 2004 base salary (which reflects adjustments for increases given in the normal course of business) was $425,000. As a result of the Board's evaluation of Mr. Pead's performance during 2004 and a review by the Compensation Committee of Mr. Pead's compensation, the Compensation Committee approved an increase of Mr. Pead's base salary to $500,000, effective as of January 14, 2005.

     Stock Ownership Guidelines. In 2001, the Board adopted stock ownership guidelines for directors and certain key executive officers. The stock ownership guidelines reflect the Company's view that the best way to reinforce the link between the interests of the directors and executive officers, on the one hand, and the interests of the stockholders, on the other, is for the directors and executives to own significant amounts of the Company's Common Stock. It is expected that the Company's directors and executives will demonstrate their confidence in the Company's future by increasing ownership of the Common Stock in accordance with these guidelines. The target ownership levels are as follows:

Directors:                          5x annual retainer
Chief Executive Officer:            5x base salary
CFO and Division Presidents:        2x base salary

     For example, if an executive has a base salary of $200,000, and the target ownership level is 2x base salary, then the value of the Common Stock owned by that executive should be $400,000. The target ownership levels are generally intended to be achieved by 2006. (Mr. Jordan has until July 2008, i.e., five years from the date he was hired, to achieve such ownership levels.) The shares owned at that time will be valued for compliance purposes at their then-fair market value (rather than historical cost or investment). The then-applicable target stock ownership levels will, likewise, be based on compensation in effect in 2006 (therefore, if compensation increases, the target ownership levels will also increase). Shares that count toward reaching target ownership levels include stock owned outright, vested shares in qualified benefit plans (e.g., a 401(k) or employee stock purchase plan), and vested stock units in the Deferred Stock Unit Plan. Unexercised stock options will not be counted toward target stock ownership. Progress toward compliance with the target stock ownership levels will be monitored quarterly by the Compensation Committee.

                                          COMPENSATION COMMITTEE
                                          Jeffrey W. Ubben, Chairman
                                          John W. Clay, Jr.
                                          John W. Danaher, M.D.
                                          Stephen A. George, M.D.
                                          David R. Holbrooke, M.D.
                                          C. Christopher Trower

March 25, 2005

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below reflects the cumulative total stockholder return on the Common Stock compared to the return of the Center for Research in Security Prices Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite") and a peer group index selected by the Company (the "Peer Group Index") for the periods indicated. The graph reflects the investment of $100 on December 31, 1999 in the Common Stock, the Nasdaq Composite and the Peer Group Index. The Peer Group Index consists of the following companies: MedQuist, Inc., NCO Group, Inc., NDCHealth Corporation, ProxyMed, Inc. and WebMD Corporation.

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------
                     12/31/1999 12/31/2000 12/31/2001 12/31/2002 12/31/2003 12/31/2004
--------------------------------------------------------------------------------------
 Per-Se
  Technologies,
  Inc.                  100       41.45      127.88     106.70     182.02     188.32
 Peer Group Index       100       56.32       63.96      55.00      59.29      52.38
 NASDAQ Composite       100       72.62       50.23      29.12      44.24      47.16

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             AUDIT COMMITTEE REPORT

     As of the date hereof, the Audit Committee consists of the four independent directors whose names appear below. Management of the Company is responsible for the Company's internal controls and the financial reporting process, including the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon, as well as for expressing an opinion on management's assessment of the effectiveness of internal control over financial reporting and on the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee those processes.

     It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee do not represent themselves to be accountants or auditors by profession or experts in the fields of accounting or auditing.

     As part of its oversight of the Company's financial statements, the Audit Committee has met and held discussions with management and the Company's independent auditors. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed, with management and the independent auditors, the Company's consolidated financial statements and reports on the effectiveness of the Company's internal control over financial reporting. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

     Based on the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, and without any independent verification, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Craig Macnab, Chairman
                                          John W. Clay, Jr.
                                          David R. Holbrooke, M.D.
                                          C. Christopher Trower

                                          March 25, 2005

     The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

     The Audit Committee has appointed the firm of Ernst & Young LLP ("Ernst & Young"), an independent registered public accounting firm, to serve as the Company's principal independent auditors for 2005, and the Board has directed management to submit Ernst & Young's appointment for ratification by the stockholders at the Annual Meeting.

     Ernst & Young has served as the Company's principal independent auditors since June 14, 2001. One or more representatives of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     Stockholder ratification of the appointment of Ernst & Young as the Company's independent auditors is not required by our By-laws or otherwise, since the Audit Committee has the responsibility for appointing auditors; however, the appointment is being submitted for ratification at the Annual Meeting as a matter of good corporate governance. The affirmative vote of holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting is needed to ratify the appointment of Ernst & Young as the Company's independent auditors. No determination has been made as to what action the Board would take if stockholders do not ratify the appointment.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
           STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF
        ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2005

                                 AUDITORS' FEES

     The following table sets forth the aggregate fees billed by Ernst & Young to the Company for professional services rendered as of or for the fiscal years ended December 31, 2003 and 2004:

                                                              % OF                 % OF
FEE CATEGORY                                        2003      TOTAL      2004      TOTAL
------------                                     ----------   -----   ----------   -----
Audit Fees.....................................  $1,199,132   69.2%   $2,316,073   88.1%
Audit-Related Fees.............................      24,370    1.4%       39,300    1.5%
Tax Fees.......................................     463,188   26.8%      220,000    8.3%
All Other Fees.................................      45,664    2.6%       54,500    2.1%
                                                 ----------   ----    ----------   ----
Total Fees.....................................   1,732,354    100%    2,629,873    100%
                                                 ==========           ==========

     "Audit Fees" for the fiscal years ended December 31, 2003 and 2004 were for professional services rendered for the audits of the Company's consolidated financial statements, review of the financial statements included in the Company's Quarterly Reports on Form 10-Q, consents required in connection with registration statements and other assistance normally provided by auditors in connection with statutory and regulatory filings or engagements. "Audit Fees" for the fiscal year ended December 31, 2003 included $568,132 for additional procedures performed in connection with allegations of improprieties made in 2003. "Audit Fees" for the fiscal year ended December 31, 2004 included $1,072,000 for the audit of internal control over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002.

     "Audit-Related Fees" as of the fiscal years ended December 31, 2003 and 2004 were for assurance and related services that were reasonably related to the performance of the audit or review of the Company's consolidated financial statements, including contract reviews and consultation on compliance with new accounting standards.

     "Tax Fees" as of the fiscal year ended December 31, 2004 were for traditional tax compliance services, and, as of the fiscal year ended December 31, 2003, for tax services related to the sale of the Company's Patient1(R) clinical software product line and an examination of state and local tax apportionment. Fees for traditional tax compliance services as of the fiscal year ended December 31, 2003, were $430,188, or 93% of the total Tax Fees as of that year. Fees for traditional tax compliance services as of the fiscal year ended December 31, 2004, were 100% of the total Tax Fees as of that year.

     "All Other Fees" as of the fiscal year ended December 31, 2003 were for services rendered as an independent review organization to assist in assessing the adequacy of the Company's billing and compliance practices. Fees for services rendered as an independent review organization as of the fiscal year ended December 31, 2004, were $53,000, or 97% of All Other Fees as of that year.

     None of the services described above were approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under the Securities and Exchange Commission's Regulation S-X.

PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

     The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services, in order to assure that such services do not impair the auditors' independence. The Audit Committee has established pre-approval policies and procedures that are detailed as to the particular services that may be performed and under which the Audit Committee is informed of each service, and such policies and procedures do not allow delegation of any Audit Committee responsibilities to the Company's management.

                                 OTHER MATTERS

     The minutes of the Annual Meeting of Stockholders held on June 7, 2004, will be presented at the meeting, but it is not intended that action taken under the proxy will constitute approval of the matters referred to in such minutes.

     The Board knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

                              STOCKHOLDER NOMINEES

     Advance Notice Procedures. Under the By-laws, nominations of persons for election to the Board may be made at a meeting of stockholders by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures described herein. Such nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be received at the principal executive offices of the Company, in the case of an annual meeting of stockholders, not later than the 120th calendar day before the anniversary date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then notice by the stockholder must be received not later than (i) the close of business on the 15th day following the day on which the Company's notice of the date of the annual meeting was mailed or the Company's public disclosure of the date of the annual meeting was made, whichever first occurs; and in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which the Company's notice of the date of the special meeting was mailed or the Company's public disclosure of the date of the special meeting was made, whichever first occurs; or (ii) such other reasonable time before the Company begins to print and mail its proxy materials for the meeting as the Company may publicly disclose. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

     Stockholder Nominees for the 2006 Annual Meeting. Stockholders interested in nominating a candidate for election to the Board at the 2006 Annual Meeting of Stockholders may do so by following the procedures described above. To be timely, the required notice of such nomination must be received at the principal executive offices of the Company no later than December 7, 2005.

                             STOCKHOLDER PROPOSALS

     No stockholder proposals were received for inclusion in this Proxy
Statement.

     Advance Notice Procedures. Under the By-laws, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be received at the principal executive offices of the Company not later than the 120th calendar day before the anniversary date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then notice by the stockholder must be received not later than (i) the close of business on the 15th day following the day on which the Company's notice of the date of the annual meeting was mailed or the Company's public disclosure of the date of the annual meeting was made, whichever first occurs; or (ii) such other reasonable time before the Company begins to print and mail its proxy materials for the meeting as the Company may publicly disclose. A stockholder's notice to the Secretary shall set forth with respect to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Stockholder Proposals for the 2006 Annual Meeting. Stockholders interested in bringing a proposal before the stockholders at the 2006 Annual Meeting of Stockholders may do so by following the procedures described above. To be timely, the required notice of such proposals must be received at the Company's principal executive offices no later than December 7, 2005. In addition, any stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act must be received at the Company's principal executive offices no later than December 7, 2005, to be considered for inclusion in the Company's proxy statement for the 2006 Annual Meeting of Stockholders.

                   STOCKHOLDER COMMUNICATIONS WITH THE BOARD

     Stockholders interested in sending communications to the Board should send such communications to the Board c/o the Chairman, Philip M. Pead, and the Lead Independent Director, C. Christopher Trower, at the principal executive offices of the Company at 1145 Sanctuary Parkway, Suite 200, Alpharetta, Georgia 30004. Upon receipt, the Chairman and the Lead Independent Director, in consultation with the Company's General Counsel, will determine which of such communications should appropriately be relayed to Board members, and to what Board members/Committees such relayed communications will be directed.

                                 ANNUAL REPORTS

     The Company's annual report to stockholders for the year ended December 31, 2004, which includes the Company's Annual Report on Form 10-K, accompanies this Proxy Statement. The Company's Annual Report on Form 10-K includes audited consolidated financial statements and a financial statement schedule, as filed with the Securities and Exchange Commission, except various exhibits thereto. The Company will provide copies of the exhibits, should they be requested by eligible stockholders, and the Company may impose a reasonable fee for providing such exhibits. Requests for copies of those materials should be mailed to:
Per-Se Technologies, Inc., 1145 Sanctuary Parkway, Suite 200, Alpharetta, Georgia 30004, Attention: Michele L. Howard, Vice President, Investor Relations and Corporate Communications.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.

                                          /s/ Paul J. Quiner
                                          PAUL J. QUINER
                                          Senior Vice President,
                                          General Counsel and
                                          Secretary

March 25, 2005

                                                                      APPENDIX A

                           PER-SE TECHNOLOGIES, INC.
                            AUDIT COMMITTEE CHARTER
                (as amended effective 5/18/04; revised 2/17/05)

I.  AUDIT COMMITTEE MISSION

     The Audit Committee has oversight responsibility for the Company's financial reporting, internal controls, business ethics and the annual audit of the Company's financial statements. It serves as the interface with the Company's external and internal auditors. The key to successful performance of its functions is independence from Company management combined with an understanding of the Company's business and material financial reporting and internal control policies and procedures. The Audit Committee recognizes that Company management is responsible for the completeness and accuracy of the Company's financial statements and disclosures and for maintaining internal controls and that the independent auditors are responsible for auditing the Company's financial statements. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company's internal policies, procedures and controls.

II.  MEMBERSHIP AND QUALIFICATIONS OF AUDIT COMMITTEE MEMBERS

     A. Number of Members. The Audit Committee shall at all times contain a minimum of three members.

     B. Qualifications.

          1. Independence. Each member of the Audit Committee shall meet the criteria for independence set forth in Section 301 of the Sarbanes-Oxley Act of 2002 (the "Act") and Securities and Exchange Commission ("SEC") rules implementing the Act, and shall otherwise be an "independent director" within the meaning of applicable Nasdaq rules. In addition, an Audit Committee member cannot have participated in the preparation of the Company's or any current subsidiary's financial statements at any time during the past three years.

          2. Experience. Each member must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, and shall have or gain sufficient understanding of the Company's financial reporting and internal control policies and procedures to enable them to give consideration to material financial reporting and control issues as they arise. At least one member of the Committee shall be an "audit committee financial expert" within the meaning of SEC rules implementing Section 407 of the Act and applicable Nasdaq rules.

III.  AUDIT COMMITTEE MEETINGS

     A. Frequency.  The Audit Committee shall meet at least four times annually.

     B. Time of Meetings. Meetings shall occur at the following times, among others: prior to commencement of the annual audit, prior to completion of the annual audit, and prior to the release of each quarterly and annual financial report.

     C. Executive Session. Each Audit Committee meeting shall include an opportunity for an executive session held without management present.

     D. Written Agendas and Minutes. Each Audit Committee meeting generally shall have a written agenda, and written minutes of the meeting shall be prepared and maintained.

     E. Reporting to Board of Directors. The Audit Committee shall keep the Board of Directors apprised of its activities and shall advise the Board in detail of its material findings on a regular basis.

     F. Delegation. The Audit Committee may form and delegate authority to subcommittees of its members when appropriate.

IV.  DIRECT ACCESS TO ADVISORS AND INTERNAL INFORMATION

     The Audit Committee shall at all times have direct access to the Company's financial and legal advisors, including the Company's independent auditors and outside counsel. The Audit Committee shall have the authority to engage at the Company's expense and determine funding for independent counsel and other advisers, as it determines necessary to carry out its duties. The Audit Committee shall likewise have direct and unrestricted access to all relevant internal Company information.

V.  AUDIT COMMITTEE RESPONSIBILITIES

     The Audit Committee, in its capacity as a committee of the Board of Directors, shall have sole authority for the appointment, determination of compensation, and oversight of the work of any registered public accounting firm engaged by the Company (including resolution of any disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services , and each such registered public accounting firm shall report directly to the Audit Committee. The following list of Audit Committee responsibilities is illustrative only. The Audit Committee shall discharge responsibilities in addition to those enumerated below as it deems prudent in light of the state of the Company's financial reporting and internal control structure and other relevant circumstances.

A.  Responsibilities Regarding Independent Auditors.

          1. Determining which firm to engage as the Company's principal independent auditors and whether to terminate that relationship.

          2. Reviewing and approving the independent auditors' compensation, proposed terms of engagement and independence. This evaluation shall include review of a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1, discussion with the independent auditors with respect to any disclosed relationships, and consideration of any effect that relationships or non-audit services provided by the independent auditors to the Company may have on the auditors' objectivity and independence.

          3. Taking or recommending that the Board take appropriate action to oversee the independence of the independent auditors. Actions taken to ensure the independence of the Company's independent auditors shall include, without limitation, prohibiting the engagement of the independent auditors to perform prohibited activities as set forth in Section 201 of the Act and the rules promulgated by the SEC thereunder. In addition, the Audit Committee shall review and pre-approve all audit services and non-audit services provided by the independent auditors, subject to the de minimus exception under the Act.(1) All services provided by the independent auditors shall be monitored to ensure that such work does not compromise the independent auditors' independence in performing their audit services.

          4. Serving as a channel of communication between the independent auditors and the Board of Directors.

---------------

     (1) Under Rule 2-01(c)(7)(i)(C) of SEC Regulation S-X, the preapproval requirement is waived with respect to the provision of services other than audit, review or attest services for an issuer, if (i) the aggregate amount of all such non-audit services provided to the issuer constitutes not more than 5 percent of the total amount of revenues paid by the issuer to its auditor during the fiscal year in which such services are provided; (ii) such services were not recognized by the issuer at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the audit committee of the issuer and approved prior to the completion of the audit by the audit committee or by 1 or more members of the audit committee who are members of the board of directors to whom authority to grant such approvals has been delegated by the audit committee.

          5. Reviewing the results of each independent audit, including any qualifications in the independent auditors' opinion, and any related management letter, and requiring a review by the independent auditors pursuant to SAS 100 of the Company's quarterly financial statements and reviewing the results of such review with the independent auditors and management prior to public announcement of financial results for the quarter.

          6. Reviewing with the independent auditors and management the Company's annual financial statements and any material disputes which have arisen between management and the independent auditors in connection with the preparation of those financial statements.

          7. Reviewing the Statements of Adjustments Passed, if any, prepared by the independent auditors in connection with their review of the Company's financial statements.

          8. Periodic meetings with the independent auditors, including sufficient opportunity for the independent auditors to meet with the Audit Committee without members of management present, in which the following subject areas, along with such other subject areas as the Audit Committee deems appropriate, should be discussed at least once each year.

             a. Generally accepted auditing standards.

                i. The independent auditors' responsibility under generally accepted auditing standards.

                ii. Significant accounting policies.

                iii. Management judgments and accounting estimates.

                iv. Audit adjustments.

                v. The independent auditors' judgments about the quality of the Company's accounting principles.

                vi. Other information in documents containing audited financial statements.

                vii. Disagreements with management.

                viii. Management's consultation with other accountants.

                ix. Major issues discussed with management prior to initial or recurring retention.

                x. Difficulties encountered in performing the audit.

                xi. Accounting for significant unusual transactions.

                xii. Significant accounting policies in controversial or emerging areas.

             b. Pursuant to Section 404 of the Act, the independent auditors' evaluation of management's assessment of the effectiveness of the Company's internal control structure and procedures for financial reporting.

          9. Receive and review the reports to the Audit Committee from the independent auditors regarding (a) the critical accounting policies and practices to be used by the Company, (b) all alternative treatments of financial information within generally accepted accounting principles discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

          10. Review with the independent auditors and management all significant accounting changes proposed by the Company.

          11. Confirm that the independent auditors have established a procedure for the rotation of audit partners as required by the Act and the rules promulgated by the SEC thereunder.

     B. Responsibilities Regarding Company Management.

          1. Ascertaining from senior management the Company's primary business and financial exposure risks.

          2. Reviewing senior management's responses to the recommendations of the independent and internal auditors.

          3. Periodic meetings with senior management in which the following matters should be discussed at least annually.

             a. Company compliance with internal codes of ethics and other internal procedures with respect to financial reporting, accounting, internal accounting controls or auditing matters.

             b. Effectiveness of the Company's disclosure controls and procedures (as defined in Securities Exchange Act Rules 13a-14 and 15d-14), including consideration of the performance of the Company's Disclosure Controls and Procedures Committee and review of the reports thereof to the Chief Executive Officer and the Chief Financial Officer.

          4. Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          5. Receive and review reports from the Chief Executive Officer and Chief Financial Officer on any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and on any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

          6. Conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and approve such transactions.

     C. Responsibility Regarding Internal Auditors.

          1. To oversee the establishment of an internal audit function either at the Company or through some independent third party and the retention of qualified personnel to staff and manage such department or the retention of a qualified third party to provide internal audit services.

          2. Ascertaining the nature of and reviewing the internal audit plan.

          3. Ascertaining appropriate staffing levels or service levels for the internal audit function.

          4. Approving the appointment and replacement of the senior auditing executive or the provider of internal audit services, as appropriate.

          5. Serving as a channel of communication between the internal auditors and the Board.

          6. Regular meetings with the internal auditing staff, in which the following subject areas, along with such other subject areas, as the Audit Committee deems appropriate, should be discussed.

             a. What aspects of the Company's internal financial controls have been the subject of internal audits.

             b. What efforts have been taken to uncover errors or irregularities, and what has been the result of those efforts.

             c. What significant findings and recommendations have resulted from the internal audits and what have been management's responses to such recommendations.

     D. Responsibilities Regarding Disclosure.

          1. To prepare a report from the Committee, such report to include all information required by federal securities laws and regulations, as in effect from time to time, for inclusion in the Company's proxy statements.

          2. To review at least annually the Charter of the Committee, making such amendments and modifications as it deems appropriate from time to time, and to file a copy of the then-current Committee Charter as an appendix to the Company's proxy statement at least once every three years.

VI.  GENERAL

     This Charter is intended to be flexible so that the Audit Committee is able to meet changing conditions. The Audit Committee is authorized to take such further actions as are consistent with the responsibilities and to perform such other actions as applicable law, Nasdaq and the Company's By-laws or the Board of Directors may require.

PROXY
PER-SE TECHNOLOGIES, INC.


               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2005


         The undersigned hereby appoints PHILIP M. PEAD and CHRIS E. PERKINS and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Per-Se Technologies, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 18, 2005, at the Pan Pacific San Francisco Hotel, 500 Post Street - Union Square, San Francisco, California 94102, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

ELECTION OF DIRECTORS

1. Directors recommend a vote FOR election of the following seven (7) nominees:

         01 -- John W. Clay, Jr.               [ ]  FOR ALL NOMINEES
         02 -- John W. Danaher, M.D.
         03 -- Craig Macnab                    [ ]  WITHHOLD ALL NOMINEES
         04 -- David E. McDowell
         05 -- Philip M. Pead                  [ ]  WITHHOLD AUTHORITY TO VOTE
         06 -- C. Christopher Trower           FOR AN INDIVIDUAL NOMINEE. WRITE
         07 -- Jeffrey W. Ubben                NUMBER(S) OF NOMINEE(S) BELOW:


                                               --------------------------------
                                               Use Number(s) Only

                (Continued, and to be signed, on the other side)

                          (Continued from other side)

VOTE ON PROPOSALS -- Directors recommend a vote FOR Proposal 2.

2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2005

               [ ]  FOR         [ ]  AGAINST      [ ]  ABSTAIN


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; FOR PROPOSAL 2; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


                                                Date:                    , 2005
                                                      ------------------


                                                -------------------------------
                                                Please sign exactly as your
                                                name or names appear hereon.
                                                For more than one owner as
                                                shown above, each should sign.
                                                When signing in a fiduciary or
                                                representative capacity, please
                                                give full title. If this proxy
                                                is submitted by a corporation,
                                                it should be executed in the
                                                full corporate name by a duly
                                                authorized officer; if a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

PLEASE VOTE YOUR PROXY PROMPTLY VIA MAIL, THE INTERNET OR BY TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON MAY 18, 2005. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.